UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 17, 2017

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100 Blue Bell, Pennsylvania 19422
(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 17, 2017, Unisys Corporation (“Unisys”) completed its previously announced offer and sale of $440.0 million aggregate principal amount of 10.750% senior secured notes due 2022 (the “Notes”).
The Notes are fully and unconditionally guaranteed on a senior secured basis by Unisys Holding Corporation, Unisys AP Investment Company I and Unisys NPL, Inc., each a Delaware corporation (the “Subsidiary Guarantors”).
The Notes and related guarantees are secured by (i) a first-priority lien on substantially all of the assets (other than certain excluded assets) of Unisys Corporation and the Subsidiary Guarantors (collectively, the “Grantors”), except for certain ABL priority collateral (principally accounts receivable, intercompany obligations, and related assets), and (ii) by a second priority lien on the ABL priority collateral, subject in each case to permitted liens.
Indenture
The Notes were issued pursuant to an indenture, dated as of April 17, 2017 (the “Indenture”), among Unisys, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee, which includes a form of Note.
The Notes will pay interest semiannually on April 15 and October 15, commencing on October 15, 2017 at an annual rate of 10.750%, and will mature on April 15, 2022, unless earlier repurchased or redeemed.
Unisys may, at its option, redeem some or all of the Notes at any time on or after April 15, 2020 at a redemption price determined in accordance with the redemption schedule set forth in the Indenture, plus accrued and unpaid interest, if any.
Prior to April 15, 2020 Unisys may, at its option, redeem some or all of the Notes at any time, at a price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium, plus accrued and unpaid interest, if any. Unisys may also redeem, at its option, up to 35% of the Notes at any time prior to April 15, 2020, using the proceeds of certain equity offerings at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest, if any. In addition, Unisys may redeem all (but not less than all) of the Notes at any time that the Collateral Coverage Ratio is less than the Required Collateral Coverage Ratio (as such terms are described below and further defined in the Indenture) at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any.
The Indenture contains covenants that limit the ability of Unisys and its restricted subsidiaries to, among other things: (i) incur additional indebtedness and guarantee indebtedness; (ii) pay dividends or make other distributions or repurchase or redeem its capital stock; (iii) prepay, redeem or repurchase certain debt; (iv) make certain prepayments in respect of pension obligations; (v) issue certain preferred stock or similar equity securities; (vi) make loans and investments (including investments by Unisys and subsidiary guarantors in subsidiaries that are not guarantors); (vii) sell assets; (viii) create or incur liens; (ix) enter into transactions with affiliates; (x) enter into agreements restricting its subsidiaries’ ability to pay dividends; and (xi) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to several important limitations and exceptions.
The Indenture also includes a covenant requiring that Unisys maintain a Collateral Coverage Ratio of not less than 1.50:1.00 (the “Required Collateral Coverage Ratio”) as of any test date. The Collateral Coverage Ratio is based on the ratio of (A) unrestricted Grantor cash and cash equivalents plus 4.75 multiplied by of the greater of (x) Grantor EBITDA (as defined in the Indenture) for the most recently ended four fiscal quarters and (y) (i) the average quarterly Grantor EBITDA for the most recently ended seven fiscal quarters, multiplied by (ii) four, to (B) secured indebtedness of the Grantors. The Collateral Coverage Ratio is tested quarterly. If the Collateral Coverage Ratio is less than the Required Collateral Coverage Ratio as of any test date, and Unisys has not redeemed the Notes within 90 days thereafter, this will be an Event of Default under the Indenture.
If Unisys experiences certain kinds of changes of control (as defined in the Indenture), it must offer to purchase the Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any. In addition, if Unisys sells assets under certain circumstances it must apply the proceeds towards an offer to repurchase Notes at a price equal to par plus accrued and unpaid interest, if any.
The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.
Security Agreement
In connection with the issuance of the Notes, Unisys, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”), entered into a Security Agreement (the “Security Agreement”) that, among other things, creates a security interest in the collateral for the benefit of the holders of the Notes.

Collateral Trust Agreement
In connection with the issuance of the Notes, Unisys, the Subsidiary Guarantors and the Collateral Trustee also entered into a Collateral Trust Agreement (the “Collateral Trust Agreement”) that sets forth the terms upon which the Collateral Trustee receives, holds, administers, maintains, enforces and distributes the proceeds of all collateral held by the Collateral Trustee in trust for the benefit of the present and future holders of the Notes and certain other secured obligations.
Intercreditor Agreement
In connection with the issuance of the Notes, Unisys, the Subsidiary Guarantors, the Collateral Trustee and the agent under Unisys’ revolving credit agreement entered into an Intercreditor Agreement (the “Intercreditor Agreement”) establishing the relative lien priorities with respect to the collateral as described above and certain other matters.
The foregoing descriptions of the Indenture, the Security Agreement, the Collateral Trust Agreement and the Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
On April 17, 2017, Unisys irrevocably deposited with Wells Fargo Bank, National Association, as trustee (the “2017 Notes Trustee”) under the Indenture (the “Base Indenture”), dated June 1, 2012, between Unisys as issuer and the 2017 Notes Trustee, as supplemented by that certain First Supplemental Indenture, dated as of August 21, 2012, between Unisys and the 2017 Notes Trustee (together with the Base Indenture, the “2017 Notes Indenture”), sufficient funds to fund the redemption of the 2017 Notes remaining outstanding. As a result, Unisys has been released from its obligations under the 2017 Notes and the 2017 Notes Indenture pursuant to the satisfaction and discharge provisions thereunder, except with respect to those provisions that by their terms survive the satisfaction and discharge.
Item 2.02 Results of Operations and Financial Condition.
The information set forth in Item 7.01 of this Current Report on Form 8-K under the heading “Guidance” is incorporated herein by reference.
Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
Closing of Notes Offering
On April 17, 2017, Unisys issued a press release announcing the closing of the Notes offering. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Guidance
Unisys believes that the timing and terms of the Notes offering are consistent with its long-term capital strategy. Accordingly, Unisys reaffirms the previously provided full year 2017 financial guidance for revenue ($2.65 billion - $2.75 billion), non-GAAP operating profit margin (7.25% - 8.25%) and adjusted free cash flow ($130 million - $170 million), which took into account the anticipated impact of this offering.
Unisys believes that the proceeds from the Notes offering will assist in executing its strategy while enhancing liquidity.
The information in Items 2.02 and 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained herein and in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by Unisys, whether before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements
This Form 8-K, including Exhibit 99.1, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings; the anticipated use of proceeds from this offering by Unisys; and any statements of belief or expectation. These forward-looking statements are based on current assumptions, expectations and beliefs of Unisys and involve substantial risks and uncertainties that may cause actual results and the timing of events to materially differ from those expressed or implied by these forward-looking statements. Risks and uncertainties that could affect the company’s future results and/or its use of the proceeds from this offering include the company’s ability to effectively anticipate and respond to volatility and rapid technological innovation in its industry; the company’s ability to improve margins in its services business; the company’s ability to sell new products while maintaining its installed base in its technology business; the company’s ability to access financing markets to refinance its outstanding debt; the company’s ability to realize anticipated cost savings and to successfully implement its cost reduction initiatives to drive efficiencies across all of its operations; the company’s significant pension obligations and requirements to make significant cash contributions to its defined benefit plans; the company’s ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; the risks of doing business internationally when a significant portion of the company’s revenue is derived from international operations; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company’s ability to retain significant clients; the company’s contracts may not be as profitable as expected or provide the expected level of revenues; cybersecurity breaches could result in significant costs and could harm the company’s business and reputation; a significant disruption in the company’s IT systems could adversely affect the company’s business and reputation; the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the performance and capabilities of third parties with whom the company has commercial relationships; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters; contracts with U.S. governmental agencies may subject the company to audits, criminal penalties, sanctions and other expenses and fines; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company’s results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period; and other risks detailed in filings Unisys makes with the SEC from time to time, including under the heading “Risk Factors” in Unisys’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Unisys assumes no obligation to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are being furnished herewith:

Exhibit No.     Description
4.1Indenture, dated as of April 17, 2017, among Unisys Corporation, Unisys Holding Corporation, Unisys AP Investment Company I, Unisys NPL, Inc. and Wells Fargo Bank, National Association.
10.1Security Agreement, dated as of April 17, 2017, by and among Unisys Corporation, Unisys Holding Corporation, Unisys AP Investment Company I, Unisys NPL, Inc. and Wells Fargo Bank, National Association.
10.2Collateral Trust Agreement, dated as of April 17, 2017, by and among Unisys Corporation, Unisys Holding Corporation, Unisys AP Investment Company I, Unisys NPL, Inc. and Wells Fargo Bank, National Association.
10.3ABL-Notes Intercreditor Agreement, dated as of April 17, 2017, by and among Unisys Corporation, Unisys Holding Corporation, Unisys AP Investment Company I, Unisys NPL, Inc. and Wells Fargo Bank, National Association.
99.1Press release of Unisys Corporation, dated April 17, 2017, announcing closing of the notes offering.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: April 17, 2017	By:	/s/ Inder M. Singh
Inder M. Singh
Senior Vice President and Chief Financial Officer